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                                                                EXHIBIT 99.10(b)



                Consent of Swidler Berlin Shereff Friedman, LLP

        We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Merrill Lynch Utilities and Telecommunications Fund, Inc. filed as part of Post-Effective Amendment No. 14 to the Registration Statement (File No. 33-37103).


                                /s/ Swidler Berlin Shereff Friedman, LLP
                                    Swidler Berlin Shereff Friedman, LLP


New York, New York
March 16, 2001